Exhibit 10.3

CPI CARD GROUP INC.

OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of October 2, 2020 (the “Grant Date”) by and between CPI Card Group Inc., a Delaware corporation (the “Company”), and [Executive] (the “Participant”), pursuant to the CPI Card Group Inc. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires from time to time to grant Awards with respect to Shares to certain key Employees, Directors and Consultants of the Company and its Subsidiaries or Affiliates;

WHEREAS, the Company has adopted the Plan in order to effect such Awards; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant this Award to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.         Grant and Vesting of Restricted Stock Units.

(a)        As of the Grant Date, the Participant will be credited with XXX Restricted Stock Units. Each Restricted Stock Unit is a notional amount that represents one unvested Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Share if and when the Restricted Stock Unit vests.

(b)        The Restricted Stock Units shall fully vest on the date that is two years after the Grant Date. Such vesting period is subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director or Consultant (“Service”), from the Grant Date through such vesting date, except as may otherwise be provided in Sections 3 and 4 hereof.

2.         Rights as a Stockholder.

(a)        Unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Restricted Stock Unit or that Share.

(b)        If the Company declares a cash dividend on its Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per Share multiplied by the number of Restricted Stock Units credited to the

Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Participant’s Restricted Stock Units awarded under this Agreement, and will be paid in cash in a single sum at the time that the Shares associated with the Participant’s Restricted Stock Units are delivered (or forfeited at the time that the Participant’s Restricted Stock Units are forfeited).

3.         Termination of Service.

(a)        Continuous Service Required. Except as may otherwise be provided in the Participant’s employment or other services agreement with the Company, the Participant shall forfeit the unvested Restricted Stock Units upon a termination of Service occurring for any reason prior to the vesting of the Restricted Stock Units as described in Section 1.(b) (including for or without Cause or due to the Participant’s voluntary resignation for any reason), other than due to the Participant’s (i) death or Disability or (ii) Qualifying Termination (as defined below).

(b)        Termination due to Death or Disability. Notwithstanding the foregoing, in the event that the Participant’s Service terminates by reason of the Participant’s death or Disability prior to the vesting of the Restricted Stock Units as described in Section 1(b), the unvested Restricted Stock Units shall vest in full as of the date of such termination of Service.

4.         Qualifying Terminations Following a Change in Control.

(a)        Qualifying Termination. Notwithstanding any language in the Plan or the Participant’s employment or other services agreement with the Company to the contrary, the Restricted Stock Units will not vest solely upon a Change in Control unless the Restricted Stock Units are not assumed by the Company’s successor or converted to an equivalent value award upon substantially the same terms effective immediately following the Change in Control. However, if the Participant experiences a Qualifying Termination, the unvested Restricted Stock Units will immediately vest in full. A “Qualifying Termination” occurs if, within two (2) years following a Change in Control, the Participant’s Service is terminated (i) by the Company without Cause or (ii) by the Participant for Good Reason.

(b)        Good Reason.  For purposes of this Agreement, “Good Reason” shall have the same meaning set forth in the Participant’s employment or other services agreement with the Company.  If the Participant is not party to such an agreement that defines such term, “Good Reason” shall mean the occurrence of any of the following circumstances or events:

(i)         a material reduction by the Company of the Participant’s base compensation (other than pursuant to an across-the-board reduction in base compensation applicable to similarly situated service providers of the Company);

(ii)       the transfer of the Participant’s principal place of Service to a location fifty (50) or more miles from its location immediately preceding the transfer, provided that any requirement for the Participant to perform his/her work for the Company remotely shall not constitute Good Reason hereunder; or

(iii)      the material diminution by the Company of the Participant’s duties or responsibilities with respect to his or her Service.

The Participant will provide the Company with written notice describing which of the circumstances above is cause for the Good Reason termination within thirty (30) calendar days after the occurrence of the event giving rise to the notice. The Company will have thirty (30) calendar days from the receipt of such notice to cure the event prior to the Participant exercising his or her right to terminate for Good Reason and, if not cured, the Participant’s termination will be effective upon the expiration of such cure period.

5.         Timing and Form of Payment.

Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place. Delivery of the Share will be made as soon as administratively feasible following the vesting of the associated Restricted Stock Unit. Shares will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

6.         Tax Withholding.

The Company or any Affiliate thereof shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Restricted Stock Units in an amount sufficient to satisfy the federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied; provided, however, that such amount may not exceed the maximum statutory withholding rate. The Participant shall be entitled to satisfy the amount of any such required tax withholding by having the Company withhold from the Shares otherwise distributable to the Participant upon vesting of the Restrictive Stock Units a number of Shares having a Fair Market Value equal to the amount of such required tax withholdings.

7.         Non-Competition, Non-Solicitation and Non-Disparagement.

(a)        Restrictive Covenants. In exchange for good and valuable consideration, including the Restricted Stock Units granted herein, the sufficiency of which is acknowledged, the Participant agrees as follows (the “Restrictive Covenants”):

(i)          Duties of Confidentiality. In recognition of the Confidential Information as outlined below, the Participant agrees that until the Confidential Information becomes publicly available (other than through a breach by the Participant or by anyone else who has a legal obligation to maintain confidentiality), the Participant shall: (i) hold and safeguard all Confidential Information in trust for the Company and its successors and assigns; (ii) not appropriate or disclose or make available to anyone for use outside of the Company’s organization at any time, either during the Participant’s Service with the Company or subsequent to the Participant’s termination of Service with the Company for any reason, any Confidential Information, whether or not developed by the Participant, except as required in the performance of the Participant’s duties to the Company; (iii) keep in strictest confidence any Confidential Information; and (iv) not disclose or divulge, or allow to be disclosed or divulged by any person within the Participant’s control, to any person, firm, or corporation, or use directly or indirectly, for the Participant’s own benefit or the benefit of others, any Confidential Information.

(ii)         Non-Disclosure. At all times during the Participant’s Service and thereafter, the Participant shall not, without the Company’s prior written consent: (i) use or exploit for any purpose not related to the Participant’s duties as an employee of the Company, or (ii) disclose to any person or entity, other than an officer, director, or employee of the Company to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Participant of his or her duties for the Company, or

(A) which is under a duty of confidentiality to the Company to maintain the confidentiality of the Company’s information or

(B) to which the Company was instructed by a third party to disclose such third party’s Confidential information,

any Confidential Information belonging to the Company or its clients or business partners or marketing partners; provided, however, that Confidential Information shall not include any information known or readily available to the public (other than as a result of an unauthorized disclosure by the Participant).

(iii)        Inventions and Intellectual Property. The Participant hereby assigns to Company, the Participant’s entire right, title, and interest in any Intellectual Property Developments.  The Participant will promptly disclose Intellectual Property Developments to Company’s management as appropriate and will, on the Company’s request, promptly execute a specific assignment of title to the Company, and do anything else reasonably necessary to enable the Company to secure a patent, copyright or other form of protection therefor in the United States and in other countries. The Company is not required to designate the Participant as author of any design, computer program or related documentation, or other work of authorship assigned by the Participant to the company when distributed publicly or otherwise, nor to make any distribution.  The Participant waives and releases, to the extent permitted by law, all of the Participant’s rights to the foregoing.

(iv)        Trade Secrets; Whistleblower Protection.

(A)       18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(B)       Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede the Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation.  The Participant does not need the prior authorization of the Company to make any such reports or disclosures and the Participant shall not be required to notify the Company that such reports or disclosures have been made.

(v)         Non-Competition and Non-Solicitation. During the period of the Participant’s Service and for one (1) year following the termination thereof (the “Restricted Period”), the Participant shall not and shall cause each of his or her Affiliates not to, directly or indirectly, without the Company’s prior written consent:

(A)       Provide Competitive Products or Services to any other person or entity who competes with, or within the Restricted Period commences to compete with, the Company in the Business within the Restricted Area;

(B)       Call on or solicit, or assist any other person or entity in calling on or soliciting, for Competitive Products or Services, any Restricted Customers/Business Partners;

(C)       Provide Competitive Products or Services to any Restricted Customers/Business Partners; or

(D)       Solicit, recruit, hire, or encourage, or attempt to or assist others to solicit, recruit, hire, or encourage, any person employed by the Company to provide services to any other person or entity who competes with, or within the Restricted Period commences to compete with, the Company in the Business.

(vi)       Participant’s Duties on Termination. In the event of termination of Service with the Company, regardless of the circumstances of the termination, the Participant agrees to deliver promptly to the Company all of its property and all Confidential Information, in whatsoever form, including, but not limited to equipment, software, data files, databases, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphics records relating to the Company which are or have been in his/her possession or under his/her control.

(vii)     Other Covenants. For the avoidance of doubt, the Restrictive Covenants are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

(viii)    Acknowledgement. The Participant acknowledges that these Restrictive Covenants are reasonably necessary to protect the Company’s and its clients’ and business partners’ legitimate business interests.  The Participant also acknowledges that by serving in the position of [TITLE], he/she is in an executive/management level position and has been entrusted with access to trade secrets and confidential information that, if made available to non-Company employees, would cause the Company to suffer damages which will be difficult if not impossible to calculate because of the significant time, effort and expense the Company expended in developing such trade secrets and confidential information.  The Participant shall confirm, in writing, that he/she is complying with the terms of this provision in response to any inquiry by the Company.

(b)        Definitions. For purposes of this Agreement:

(i)         “Business” means: (i) the manufacture of financial payment cards, both secure and non-secure; (ii) the personalization and fulfillment of financial payment cards, including the products and services associated with instant issuance and digital card offerings; (iii) the provision of prepaid card solutions, including packaging and fulfillment; or (iv) any other service or product offering of the Company.

(ii)       “Competitive Products or Services” means products or services of the type in which the Participant was involved on behalf of the Company at any time during the two (2) year period preceding the termination of the Participant’s employment with the Company.

(iii)      “Confidential Information” means all proprietary and confidential information belonging to the Company and its clients, business partners, and manufacturing partners, including, but not limited to, trade secrets, as well as: (A) the Company’s products, technology or processes, whether now existing or hereafter developed by the Company; (B) the names, addresses, telephone numbers of customers, their buying habits, terms of sale extended to customers, including credit terms, if any, or other practices of any Company customers; (C) the Company’s prospective customer lists; (D) any and all information related to the pricing of the Company’s products; (E) any and all information regarding the Company’s marketing or branding strategies and/or campaigns and the costs thereof; (F) information related to the Company’s design, manufacture, and distribution of its products; (G) information pertaining to the identity of and contact information for the Company’s business partners and manufacturing partners; (H) information (such as designs and marketing plans) belonging to the Company’s customers and business partners that is not yet made available to the public; (I) identity of employees, consultants, and agents of the Company and their respective terms of employment or engagement; (J) information concerning customers or customer accounts of the Company’s clients and other customer information, including “Personally Identifiable Financial Information” as defined under Regulation P, 12 C.F.R. 216, or under the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801, et seq.; and (K) information that if disclosed would give the Company’s competitors in the financial cards business an unfair competitive advantage over the Company in the marketplace.

(iv)       “Intellectual Property Developments” means any idea, invention, design of a useful article (whether the design is ornamental or otherwise), computer program and related documentation, and other work of authorship hereafter made or conceived solely or jointly by the Participant, or created wholly or in part by the Participant (whether or not such Intellectual Property Developments are patentable, copyrightable or susceptible to other forms of protection) if such Intellectual Property Developments relate to the actual or anticipated business or research or development of the Company, or are suggested by or result from any task assigned to the Participant or work performed by the Participant for or on behalf of the Company.  Excluded from the definition of “Intellectual Property Developments” are any matters: (A) that the Participant cannot assign to the Company, because of prior agreement with a third party; or (B) which were previously made or conceived solely or jointly by the Participant; or (C) which were written wholly or in part by the Participant, but neither published nor filed in any patent office.  The Participant has identified all such matters on the Conflict of Interest Disclosure Statement attached hereto, if any, specifying for each the nature and date of conception and any document evidencing such matter (by date, title and witness on document).

(v)        “Restricted Customers/Business Partners” means the Company’s customers and/or business partners with whom the Participant had any business-related contact or about whom the Participant had access to any Confidential Information within the two (2) years preceding the Participant’s termination of employment with the Company for any reason.

(vi)       “Restricted Area” means the United States, including Hawaii and Alaska.

(c)        Reasonableness of Restrictions. The Participant agrees that the scope and duration of the Restrictive Covenants are reasonable and necessary to protect the legitimate business interests of the Company. The Participant also agrees that these Restrictive Covenants will not preclude the Participant from obtaining other gainful employment in his or her profession.

(d)        Remedies for Breach.

(i)         Forfeiture of Award. In the event of the Participant’s breach of any of the Restrictive Covenants, the Restricted Stock Units (whether vested or unvested) shall immediately be forfeited.

(ii)       Recovery of Shares. In the event of the Participant’s breach of any of the Restrictive Covenants, the Company shall be entitled to recover any Shares acquired upon the vesting of the Restricted Stock Units and, if the Participant has previously sold any Shares derived from the Restricted Stock Units, the Company shall also have the right to recover from the Participant the economic value thereof.

(iii)      Other Relief. In the event of the Participant’s actual or threatened breach of this Agreement, the Participant agrees that the Company will be entitled to provisional and injunctive relief in addition to any other available remedies at law or equity.

8.         Nontransferability of Restricted Stock Units.

The Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.

9.         Beneficiary Designation.

The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

10.       Transfer of Data.

The Participant consents to the Company or any Affiliate thereof processing data relating to the Participant for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data relating to the Participant. The Company may make such information available to any Affiliate thereof, those who provide products or services to the Company or any Affiliate thereof (such as advisers and payroll administrators), regulatory authorities, potential purchasers of the Company or the business in which the Participant works, and as may be required by law.

11.       Securities Law Requirements.

(a)        The Restricted Stock Units are subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Restricted Stock Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued under the Restricted Stock Units, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(b)        No person who acquires Shares pursuant to the Restricted Stock Units reflected in this Agreement may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.  With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of this Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

12.       No Guarantee of Continued Service.

Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

13.       No Rights as a Stockholder.

Except as provided in Section 2 above or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

14.       Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

15.       Amendments.

The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Restricted Stock Units (but not any portion of the Restricted Stock Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant under the Restricted Stock Units without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

16.       Miscellaneous.

(a)        Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery, or (D) sent by fax, as follows:

(i)          If to the Company:

CPI Card Group Inc.
10026 West San Juan Way
Littleton, CO 80127
Attention: Chief Human Resources Officer
Phone: 720-681-6271

(ii)         If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(b)        Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)        No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d)        Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this. Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e)        Code Section 409A Compliance. The Restricted Stock Units are intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Restricted Stock Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Restricted Stock Units in order to cause such portion of the Restricted Stock Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(f)        Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. The Company and the Participant agree that the jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts in the State of Colorado, County of Arapahoe or Denver, including the Federal Courts located therein (should Federal jurisdiction exist), and the Company and the Participant hereby submit and consent to said jurisdiction and venue.

(g)        Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h)        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(i)         Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

— Signature page follows —

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate and cancel this Award if the Participant fails to accept this Agreement on or prior to October 30, 2020.

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

CPI CARD GROUP INC.

By: Lori Frasier

Signature:

PARTICIPANT

Name:

Signature:

Note to Participant: Any conflicts of interest or other disclosures to be made by Participant at the time of signing this Agreement shall be set forth on a Conflicts of Interest Disclosure Statement attached to this Agreement. Participant has not made any disclosures if there is no such statement attached.

There    is  ◻  is not  ◻  a Conflicts of Interest Disclosure Statement attached to this Agreement.

Participant’s Initials: ___________